OMNIBUS AMENDMENT TO:

(1) CONFIDENTIAL MEMBERSHIP INTEREST

PURCHASE AGREEMENT DATED FEBRUARY 21, 2020;

(2) SALES DISTRIBUTOR AGREEMENT DATED FEBRUARY 21, 2020; AND

(3) EXECUTIVE EMPLOYMENT AGREEMENT DATED MARCH 31, 2020

This Omnibus Amendment to the below-described, previous agreements is made this 25th day of January, 2021, by and between Jupiter Wellness, Inc. (“JW”), a Delaware corporation, and Krista Whitley (“KW”), an individual residing in the County of Clark, State of Nevada (collectively, JW and KW, the “Parties”).

RECITALS

WHEREAS, on or about February 21, 2020, JW and KW, among others, signed a Confidential Membership Interest Purchase Agreement (the “Purchase Agreement”), a copy of which is attached as Exhibit A, and included as Exhibit B to the Purchase Agreement, a Sales Agency Agreement;

WHEREAS, on or about February 21, 2020, JW and KW, on behalf of Ayako Holdings, Inc., signed a Sales Distributor Agreement (the “Distributor Agreement”), a copy of which is attached as Exhibit B, and included as Exhibit B to the Distributor Agreement, an Intellectual Property Licensing Agreement;

WHEREAS, on or about March 31, 2020, JW and KW signed an Executive Employment Agreement (the “Employment Agreement”), a copy of which is attached as Exhibit C;

WHEREAS, the Purchase, Employment, and Distributor Agreements (including the Sales Agency Agreement and Intellectual Property Licensing Agreement attached thereto) may only be amended, modified, or supplemented by an agreement in writing signed by each Party to these agreements, and therefore all signatories to such agreements shall be signing this Omnibus Amendment, as further described below on the respective signature lines;

WHEREAS, the Parties desire to make certain changes to the Purchase, Employment, and Distributor Agreements (including the Sales Agency Agreement and Intellectual Property Licensing Agreement attached thereto), and have reached mutually agreeable amended terms to the above agreements, which are set forth in this Omnibus Amendment; and

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties stipulate and agree as follows:

TERMS OF OMNIBUS AMENDMENT

1.                  Truth of Recitals. The foregoing recitals are true and correct.

2.                  Amendment to Section 2.4.2 of the Purchase Agreement. Section 2.4.2 of the Purchase Agreement is hereby modified as follows. The consideration owed to KW is hereby deemed satisfied in full on the payment by JW of the following amounts: (i) JW previously paid KW’s judgment creditors, the Menkes, $300,000.00 in cash and issued them 8,500 shares of JW stock for purposes of satisfying the judgment previously owed by KW to the Menkes in the case styled Anthony Menke, et al. v. Krista Castellarin, et al., District Court, Clark County, Nevada, A-13-693476-F (the “Menke Nevada Collection Case”); and (ii) JW shall pay $150,000.00 to KW. The $150,000.00 is currently held in escrow in the trust account of JW’s counsel, Sallah Astarita & Cox, LLC (the “Escrow Agent”). JW has provided proof of such to KW. The $150,000 to KW, the $300,000 to the Menkes, and the 8,500 shares to the Menkes shall satisfy all of JW’s obligations and payments due under Section 2.4.2, except for certain modifications to KW’s Option Agreement as set forth in Section 3 hereof. KW acknowledges that these payments constitute full consideration, and she is not otherwise owed any amounts pursuant to the Purchase Agreement.

In addition, KW shall turn over, and in the interim of the full execution of this Omnibus Amendment during the week of January 4, 2021, has turned over, to JW all inventory at the office located a 1925 Village Center Circle, #150, Las Vegas, NV 89134 and the storage unit located at 7525 W. Sahara Ave., Unite 420, Las Vegas, NV 89117. KW shall also turn over, and in the interim of the full execution of this Omnibus Amendment during the week of January 4, 2021, has turned over, to JW all of JW’s Intellectual Property (as defined in Section 2.4 of the Distributor Agreement) and listed in the Intellectual Property Licensing Agreement, including the websites, domain names, passcodes, brands and marks, Google accounts, digital property, web hosting accounts, social media accounts, finished goods, raw materials/ingredients/receipt/how each product is made, trade secrets, formulas, labels, packaging, and any other property (except for the Bella line of products referenced below) purchased by JW in the Purchase Agreement, including Jack, Felix & Ambrosia, fitCBD, Black Belt CBD, dailyCBD, CBD Caring, Hemp Caring and Wellness CBD 1937.  Because the aforementioned property has been turned over by KW to JW, upon the full execution of this Omnibus Amendment, JW shall instruct the Escrow Agent to, and the Escrow Agent shall, distribute the $150,000 to KW.

3.                  Amendment to Section 2.4.3 of the Purchase Agreement. Section 2.4.3 of the Purchase Agreement is hereby modified to the following extent. JW shall reduce the number of shares purchasable under the option granted to KW from the maximum of 250,000 shares at $1.00 per share to 185,000 shares. In addition, the option will be amended to provide for KW’s right to exercise the option on a cashless basis as set forth in the First Amendment to Option Agreement dated the date hereof and attached as Exhibit D. The net result of the option modification is that based on the closing price of $5.72 on January 15, 2021, KW hereby exercises her option and will be issued 185,000 shares of common Stock of JW. Other than the six (6) month holding period imposed by U.S. Securities laws, the only restriction is that KW shall not be permitted to sell an amount of shares in any week which exceeds 10% of the total weekly trading volume in the prior week.

4.                  Amendment to Section 2.4.4 of the Purchase Agreement. Section 2.4.4 of the Purchase Agreement is hereby modified to the following extent. There shall be no other consideration except for the consideration listed herein and prior consideration paid by JW to KW under the Purchase and Employment Agreements.

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5.                  Amendment to Sections 9 and 10 of the Sales Agency Agreement. Sections 9 and 10 of the Sales Agency Agreement are hereby modified to the following extent. The Bella line of products and KW's marketing and sale of such shall not be subject to her non-compete or non-solicitation after March 31, 2021. Therefore, there shall not be any marketing by KW (directly or indirectly, whether as an individual, or as a partner, joint venturer, employee, agent, consultant or sales representative, officer, director or shareholder of any entity or otherwise) or sales of the Bella line of products by KW (directly or indirectly, whether as an individual, or as a partner, joint venturer, employee, agent, consultant or sales representative, officer, director or shareholder of any entity or otherwise) before April 1, 2021, but KW’s non-compete shall terminate on March 31, 2021.  However, KW (directly or indirectly, whether as an individual, or as a partner, joint venturer, employee, agent, consultant or sales representative, officer, director or shareholder of any entity or otherwise) shall have no right to solicit current customers of JW for the sale of products other than the Bella line of products, until after September 30, 2021.

6.                  Amendment to Section 18 of the Sales Agency Agreement. Section 18 of the Sales Agency Agreement is hereby modified to the same extent listed in Section 5 directly above.

7.                  Amendment to Section 20 of the Sales Agency Agreement. Section 20 of the Sales Agency Agreement is hereby modified to the following extent. This Sales Agency Agreement shall be governed by and construed in accordance with the laws of the State of Florida giving effect to any choice or conflict of law provision or rule that would cause the application of laws of any jurisdiction other than those of the State of Florida. ANY LEGAL SUIT, ACTION OR PROCEEDING ARISING OUT OF OR BASED UPON THIS SALES AGENCY AGREEMENT, THE OTHER TRANSACTION DOCUMENTS OR THE CONTEMPLATED TRANSACTIONS MAY BE INSTITUTED IN THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA OR THE COURTS OF THE STATE OF FLORIDA, COUNTY OF PALM BEACH AND EACH PARTY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THOSE COURTS IN ANY SUIT, ACTION OR PROCEEDING. SERVICE OF PROCESS, SUMMONS, NOTICE OR OTHER DOCUMENT BY MAIL TO A PARTY’S ADDRESS SET FORTH IN THIS SALES AGENCY AGREEMENT SHALL BE EFFECTIVE SERVICE OF PROCESS FOR ANY SUIT, ACTION OR OTHER PROCEEDING BROUGHT IN ANY OF THOSE COURTS. THE PARTIES IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY OBJECTION TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR ANY PROCEEDING IN THOSE COURTS AND IRREVOCABLY WAIVE AND AGREE NOT TO PLEAD OR CLAIM IN ANY OF THOSE COURTS THAT THE SUIT, ACTION OR PROCEEDING BROUGHT IN ANY OF THOSE COURTS HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS SALES AGENCY AGREEMENT OR THE OTHER TRANSACTION DOCUMENTS IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS SALES AGENCY AGREEMENT, THE OTHER TRANSACTION DOCUMENTS OR THE CONTEMPLATED TRANSACTIONS. EACH PARTY TO THIS SALES AGENCY AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (B) THE PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) THE PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) THE PARTY HAS BEEN INDUCED TO ENTER INTO THIS SALES AGENCY AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

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8.                  Amendment to Purchase Agreement, Sales Agency Agreement, Distributor Agreement, and Intellectual Property Licensing Agreement Regarding All Bella-Referenced Items. The Purchase, Sales Agency, Distributor, and Intellectual Property Licensing Agreements are hereby modified to the following extent. As of April 1, 2021, KW shall be permitted to market the Bella line of products and Bella intellectual property referenced in the Distributor Agreement and Intellectual Property Licensing Agreement, which are highlighted in the documents attached as Composite Exhibit E. In addition, the Bella items shall also include all Bella finished goods, raw materials, labels, and packaging as listed in the September 30, 2020 inventory that was provided to Doug McKinnon from Katy Fiala Bruce. A copy of that inventory is attached as Exhibit F. Upon the full execution of this Omnibus Amendment, JW shall relinquish all ownership interest, license, IP rights or any other rights whatsoever with respect to the Bella line of products, and in the interim of the full execution of this Omnibus Amendment during the week of January 4, 2021, KW has obtained possession of the above-referenced Bella items.

9.                  Amendment to Purchase Agreement, Sales Agency Agreement, Distributor Agreement, and Intellectual Property Licensing Agreement Regarding All Products and Intellectual Property Owed to JW. The Purchase, Sales Agency, Distributor, and Intellectual Property Licensing Agreements are hereby modified to the same extent listed in Sections 2, 3, 4, 5, 6 and 8 above.

10.              Amendment to Sections 1.11 and 1.12 of the Distributor Agreement. Sections 1.11 and 1.12 of the Distributor Agreement are hereby modified to the same extent and with the same restrictions as discussed in Section 5 above.

11.              Amendment to Section 4 of the Employment Agreement. Section 4 of the Employment Agreement is hereby modified to the following extent. The Employment Agreement shall terminate on March 31, 2021, and shall not renew. KW shall remain employed by JW pursuant to the Employment Agreement through and including March 31, 2021, and the Parties shall continue to comply with their respective obligations under the Employment Agreement through and including March 31, 2021.

12.              Amendment to Sections 10.3 and 10.4 of the Employment Agreement. Sections 10.3 and 10.4 of the Employment Agreement are hereby modified to the same extent listed in Section 5 above.

13.              Catch-All. To the extent that any other sections of the Purchase, Employment, and Distributor Agreements (including the Sales Agency Agreement and Intellectual Property Licensing Agreement attached thereto) were not listed above, but whose terms should be deleted, modified and/or amended pursuant to the terms herein, such terms shall be deleted, modified, and/or amended accordingly in a self-executing manner to the same extent discussed herein. All other terms of the Purchase, Employment, and Distributor Agreements (including the Sales Agency Agreement and Intellectual Property Licensing Agreement attached thereto) not affected by this Omnibus Amendment shall remain in full force and effect.

14.              Payment to Yuko Tajima. JW has paid Yuko Tajima the sum of $4,554.39 for commissions on or about December 30, 2020, and has received a signed release in favor of JW.

15.              Payment to KW of Expenses. JW has paid KW the sum of $5,541.50 for unreimbursed expenses on or about December 30, 2020.

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16.              List of Unpaid Salespersons. KW has provided to JW on or before December 30, 2020 – to the best of KW’s knowledge – a written list of unpaid salespersons like Yuko Tajima.

17.              Mutual Release. Except for enforcing this Omnibus Amendment and the remaining terms of the Purchase, Employment, and Distributor Agreements (including the Sales Agency Agreement and Intellectual Property Licensing Agreement attached thereto), JW, including its officers, directors, principals, shareholders, employees, agents, representatives, attorneys, members, personal representatives, successors, parent companies, subsidiaries, assumed entities/obligations, affiliates, brands, product lines, heirs and assigns (collectively, the “JW Parties”) forever remise, release, acquit, satisfy, and forever discharge KW and her employees, entities owned or controlled by KW, agents, representatives, attorneys, beneficiaries, heirs and assigns (collectively, the “KW Parties”) of and from all manner of actions, causes of action, suits, debts, covenants, contracts, controversies, agreements, promises, claims and demands whatsoever, which the JW Parties ever had or now have related to the KW Parties, whether known or unknown, from the beginning of time to the date of this Omnibus Amendment. Except for enforcing this Omnibus Amendment and the remaining terms of the Purchase, Employment, and Distributor Agreements (including the Sales Agency Agreement and Intellectual Property Licensing Agreement attached thereto), the KW Parties forever remise, release, acquit, satisfy, and forever discharge the JW Parties of and from all manner of actions, causes of action, suits, debts, covenants, contracts, controversies, agreements, promises, claims and demands whatsoever, which the KW Parties ever had or now have related to the JW Parties, whether known or unknown, from the beginning of time to the date of this Omnibus Amendment.

18.              Fees and Expenses. Except as to any provisions to the contrary herein, the Parties agree to bear the expense of their own attorneys’ fees and costs. However, JW shall pay the full cost of the mediator’s fee for the December 23, 2020 mediation.

19.              Prevailing Party Attorneys’ Fees and Costs. Except as specified herein, in any action to enforce the material terms of this Omnibus Amendment, the prevailing party shall be entitled to recover its or hers reasonable attorneys’ fees and costs, including through any and all appeals.

20.              Cooperation. The Parties shall mutually cooperate in effectuating the terms of this Omnibus Amendment, including the turnover of information requested for JW’s regulatory filings, including 10K’s, information requested regarding trade secrets and formulas, and/or information requested by JW’s executives, including JW’s CFO Douglas McKinnon. In addition, if any additional agreements are required to effectuate the terms of this Omnibus Amendment, the Parties shall not unreasonably withhold or delay their respective signatures.

21.              Menke Satisfaction of Judgment. As stated above, in the Menke Nevada Collection Case, JW has previously paid KW’s judgment creditors, the Menkes, $300,000.00 in cash and issued them 8,500 shares of JW stock for purposes of satisfying the judgment previously owed by KW to the Menkes. A stock certificate for the 8,500 shares has been delivered to the Menkes, and the Menkes have filed in the Menke Nevada Collection Case a satisfaction of judgment as to KW.

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22.              Confidentiality. This Omnibus Amendment is confidential and shall not be disclosed by KW to any person or business entity, except in accord with (a) a validly issued subpoena, discovery demand where JW or KW is a party, or by the order of a Court or administrative agency; (b) legal, regulatory, insurance and financial advisors, in each case where such disclosure may be required for legitimate legal, business or tax purposes and where the recipient of such information agrees to receive and maintain the information in strict confidence in accordance with the terms of this Omnibus Amendment; (c) any appropriate regulatory, insurance, financial or tax authorities with jurisdiction over the Parties, or their Affiliates (as defined in the Purchase Agreement), as well as any securities exchange; and (d) as otherwise may be required by law. KW shall, and shall cause her Affiliates (as defined in the Purchase Agreement) to hold, and shall use reasonable best efforts to cause her or their respective representatives to hold, in confidence any and all information, whether written or oral, concerning this Omnibus Amendment, except to the extent that KW can show that the information: (a) is generally available to and known by the public through no fault of KW, any of her Affiliates or their respective representatives; or (b) Is lawfully acquired by KW, any of her Affiliates or their respective representatives from sources which are not prohibited from disclosing such information by a legal, contractual or fiduciary obligation. If KW or any of her Affiliates or their respective representatives are compelled to disclose any information by judicial or administrative process or by other requirements of law, KW shall promptly notify JW in writing and shall disclose only that portion of such information which KW is advised by her counsel in writing is legally required to be disclosed, provided that KW shall use reasonable best efforts to obtain an appropriate protective order or other reasonable assurance that confidential treatment will be accorded such information.

23.              Non-disparagement. The Parties expressly and mutually agree that they will not make any statement, verbal or written, or engage in any other actions disparaging the other Party, JW Parties, KW Parties, and/or their products, Intellectual Property (as defined in Section 2.4 of the Distributor Agreement), or methods of doing business.

24.              Authority. Each Party to this Omnibus Amendment warrants and represents that the person signing this Omnibus Amendment on its or her behalf is duly authorized to enter into this Omnibus Amendment on behalf of such Party. Each Party signing this Omnibus Amendment separately acknowledges and represents that this representation and warranty is an essential and material provision of this Omnibus Amendment and shall survive execution of this Omnibus Amendment.

25.              Acknowledgement of Terms. The Parties acknowledge and agree that they have been represented by legal counsel and: (a) they have completely read and fully understand this Omnibus Amendment and have voluntarily accepted the terms contained herein for the purposes of making a full and final compromise, adjustment, and settlement; and (b) they have determined that the terms herein are fair and reasonable under all the circumstances and that this determination is based solely upon their independent judgment after an opportunity to consult with counsel of their choice and, that in making this determination, they have had an adequate opportunity to discuss and assess the merits of all claims or potential claims.

26.              Counterparts and Copies. This Omnibus Amendment may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement. A facsimile, .pdf, or electronic copy of this Omnibus Amendment and any signature hereon shall be considered for all purposes as originals and delivery of an executed counterpart.

27.              Merger Clause. This Omnibus Amendment constitutes the entire agreement of the Parties regarding the terms addressed herein. All prior oral and written agreements for all Parties are only those that are set forth herein, and none of the Parties is relying on any promise or representation not set forth in this Omnibus Amendment.

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28.              Joint Drafting. This Omnibus Amendment shall be deemed to have been jointly drafted by, and thus a joint product of, the Parties, and in construing and interpreting this Omnibus Amendment, no provisions shall be construed and interpreted for or against any of the Parties because such provisions or any other provision of this Omnibus Amendment as a whole is purportedly prepared or requested by such Party.

29.              No Admission of Liability. The Parties expressly acknowledge that this Omnibus Amendment is entered into by way of compromise only, and that it is not and shall not be held or deemed to be an admission of liability on the part of any Party to this Omnibus Amendment.

30.              Assignability. This Omnibus Amendment shall be binding upon and shall inure to the benefit of the Parties and their respective successors and permitted assigns. Neither Party may assign her or its rights or obligations under this Omnibus Amendment without the prior written consent of the other Party, which consent shall not be unreasonably withheld or delayed. Notwithstanding the foregoing, JW may assign its rights or obligations under this Omnibus Amendment to a wholly owned subsidiary of JW without the prior written consent of KW. No assignment shall relieve the assigning Party of any of its obligations under this Omnibus Amendment.

31.              Captions. Captions in this Omnibus Amendment are included for identification and shall not be used to interpret this Omnibus Amendment.

32.              Severability. If any term or provision of this Omnibus Amendment is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Omnibus Amendment or invalidate or render unenforceable the term or provision in any other jurisdiction. Upon a determination that any term or other provision is invalid, illegal or unenforceable, or that a term or language is missing to necessarily effectuate the purpose of this Omnibus Amendment, the Parties shall negotiate in good faith to modify this Omnibus Amendment so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the contemplated transactions are consummated as originally contemplated to the greatest extent possible.

33.              No Third-party Beneficiaries. Except as provided herein, this Omnibus Amendment is for the sole benefit of the Parties to this Omnibus Amendment and their respective successors and permitted assigns, and nothing in this Omnibus Amendment, express or implied, is intended to or shall confer upon any other person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Omnibus Amendment.

34.              Amendment and Modification; Waiver. This Omnibus Amendment may only be amended, modified or supplemented by an agreement in writing signed by each Party to this Omnibus Amendment. No waiver by any Party of any of the provisions of this Omnibus Amendment shall be effective unless explicitly set forth in writing and signed by the Party so waiving. No waiver by any Party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by the written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any right, remedy, power or privilege arising from this Omnibus Amendment shall operate or be construed as a waiver of this Omnibus Amendment; nor shall any single or partial exercise of any right, remedy, power or privilege under this Omnibus Amendment preclude any other or further exercise of this Omnibus Amendment or the exercise of any other right, remedy, power or privilege.

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35.              Governing Law; Submission to Jurisdiction; Waiver of Jury Trial. This Omnibus Amendment shall be governed by and construed in accordance with the laws of the State of Florida giving effect to any choice or conflict of law provision or rule that would cause the application of laws of any jurisdiction other than those of the State of Florida. ANY LEGAL SUIT, ACTION OR PROCEEDING ARISING OUT OF OR BASED UPON THIS OMNIBUS AMENDMENT, THE OTHER TRANSACTION DOCUMENTS OR THE CONTEMPLATED TRANSACTIONS MAY BE INSTITUTED IN THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA OR THE COURTS OF THE STATE OF FLORIDA, COUNTY OF PALM BEACH AND EACH PARTY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THOSE COURTS IN ANY SUIT, ACTION OR PROCEEDING. SERVICE OF PROCESS, SUMMONS, NOTICE OR OTHER DOCUMENT BY MAIL TO A PARTY’S ADDRESS SET FORTH IN THIS OMNIBUS AMENDMENT SHALL BE EFFECTIVE SERVICE OF PROCESS FOR ANY SUIT, ACTION OR OTHER PROCEEDING BROUGHT IN ANY OF THOSE COURTS. THE PARTIES IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY OBJECTION TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR ANY PROCEEDING IN THOSE COURTS AND IRREVOCABLY WAIVE AND AGREE NOT TO PLEAD OR CLAIM IN ANY OF THOSE COURTS THAT THE SUIT, ACTION OR PROCEEDING BROUGHT IN ANY OF THOSE COURTS HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS OMNIBUS AMENDMENT OR THE OTHER TRANSACTION DOCUMENTS IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS OMNIBUS AMENDMENT, THE OTHER TRANSACTION DOCUMENTS OR THE CONTEMPLATED TRANSACTIONS. EACH PARTY TO THIS OMNIBUS AMENDMENT CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (B) THE PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) THE PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) THE PARTY HAS BEEN INDUCED TO ENTER INTO THIS OMNIBUS AMENDMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

36.              Specific Performance. The Parties agree that irreparable damage would occur if any provision of this Omnibus Amendment were not performed in accordance with its terms and that the Parties shall be entitled to specific performance of the terms of this Omnibus Amendment, in addition to any other remedy to which they are entitled at law or in equity.

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 37.              Notices. Notice shall be deemed provided to KW by furnishing notice by electronic mail or overnight delivery to:

Jonathan Robbins, Esq.

Ari Gerstin, Esq.

Akerman LLP

350 East Las Olas Boulevard, Suite 1600

Ft. Lauderdale, FL 33301

jonathan.robbins@akerman.com

ari.gerstin@akerman.com

Notice shall be deemed provided to JW by electronic mail or overnight delivery to:

James D. Sallah, Esq.

Patrick J., Rengstl, P.A.

Sallah Astarita & Cox, LLC

3010 North Military Trail, Suite 210

Boca Raton, FL 33431

jds@sallahlaw.com

pjr@sallahlaw.com

[SIGNATURES ON FOLLOWING PAGE]

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AGREED TO BY:

/s/ Krista Whitley

Krista Whitley, (1) individually; and (2) as Former

Manager, Magical Beasts, LLC; and (3) as Current

President and Director, Ayako Holdings, Inc.

/s/ Brian John

Brian John, (1) as Chief Executive Officer,

Jupiter Wellness, Inc.; and (2) as Current

Manager, Magical Beasts, LLC

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